Exhibit 99.1

NEWS RELEASE

Media Contact:	Art Larson	Wes Phillips
	Sempra Energy	EnergySouth Inc.
	(877) 866-2066 (toll-free U.S.)	(251) 450-4799 (office)
	www.sempra.com	(251) 591-3647 (cell)

Financial Contact:	Glen Donovan
Sempra Energy
(877) 736-7727 (toll-free U.S.)
(619) 696-2901
investor@sempra.com
SEMPRA ENERGY AGREES TO ACQUIRE
ENERGYSOUTH, INC., EXPANDING NATURAL GAS REACH TO SOUTHEASTERN U.S.
Assets Include Quality Natural Gas Storage Facilities Serving
Fastest-Growing U.S. Markets
     SAN DIEGO and MOBILE, Ala., July 28, 2008 – Sempra Energy (NYSE: SRE) and EnergySouth, Inc. (NASDAQ GS: ENSI) today jointly announced a definitive merger agreement for Sempra Energy to acquire Mobile, Ala.-based EnergySouth for $510 million in cash. Shareholders of EnergySouth will receive $61.50 per share for their EnergySouth stock.
     Central to the transaction will be Sempra Energy’s acquisition of the assets of EnergySouth’s subsidiary, EnergySouth Midstream, Inc., including a majority ownership in two large, high-cycle underground natural gas storage facilities that, when fully developed, will have capacity of 57 billion cubic feet (Bcf) of natural gas serving the nation’s fastest-growing natural gas markets.
-more-

Sempra Energy Agrees to Acquire EnergySouth, Inc..../Page 2
     Sempra Energy also will acquire Mobile Gas Service Corp., an Alabama natural gas distribution utility owned by EnergySouth, as part of the transaction. Mobile Gas serves approximately 93,000 customers in southwest Alabama, a region that stands to benefit from strong economic development within its service territory.
     “This acquisition supports our natural gas strategy by expanding our Gulf Coast operations to serve key markets where gas demand outpaces the national average,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy. “These new assets complement our existing operations in the region and position us for future growth.”
     “EnergySouth has undergone an unprecedented period of growth,” said Dean Liollio, president and chief executive officer of EnergySouth, Inc. “This merger is an important step in moving our company forward, as it creates value for shareholders while developing energy infrastructure vital to the nation’s natural gas delivery system.”
     Felsinger said the transaction is expected to be slightly accretive to earnings in 2009 and contribute up to $0.30 per share in 2012. Sempra Energy will fund the transaction from operating cash flow and debt. The company will continue its previously announced $1.5 billion share-repurchase program.
     Upon completion of the acquisition, Sempra Energy’s Sempra Pipelines & Storage unit will operate the EnergySouth Inc. assets.
     “We believe these high-cycle, well-located storage facilities will continue to increase in value in volatile natural gas markets,” said George S. Liparidis, president and chief executive officer of Sempra Pipelines & Storage. “Similar to our existing Liberty Gas storage assets in Louisiana, EnergySouth’s valuable, high-cycle, salt-dome storage caverns allow maximum flexibility to inject, withdraw and reinject gas several times a year, providing customers ample opportunity to hedge against market volatility.”
-more-

Sempra Energy Agrees to Acquire EnergySouth, Inc..../Page 3
     EnergySouth Midstream, Inc. is the general partner in and 91-percent owner of Bay Gas Storage Company, a facility located 40 miles north of Mobile that provides underground storage and delivery of natural gas. It is the easternmost storage facility on the Gulf Coast, with direct service to the growing Florida market. Currently, Bay Gas has 11.4 Bcf of working natural gas storage capacity that is fully contracted and operational. An additional 5 Bcf is 92-percent contracted and under construction with a scheduled first-quarter 2010 in-service date. There are plans to increase the total Bay Gas capacity to 27 Bcf of underground salt-dome storage.
     EnergySouth Midstream also owns 60 percent of Mississippi Hub, LLC, a company developing high-cycle, underground salt-dome natural gas storage in Simpson County, Miss. This facility has planned direct interconnections to the growing natural gas production areas in eastern Texas, Oklahoma and Arkansas, as well as the Northeast market. Currently, Mississippi Hub’s first 6 Bcf of storage capacity is in construction. Long-term commitments are in place for 4 Bcf of this capacity. Operations are slated to commence in the second quarter of 2010. There are plans to increase the total Mississippi Hub capacity to 30 Bcf of high-cycle, salt-dome storage.
     The transaction, which is subject to approval by the shareholders of EnergySouth and regulators, as well as other customary conditions, is expected to close by year-end. The boards of directors of Sempra Energy and EnergySouth both have approved the transaction. EnergySouth’s board of directors has unanimously recommended that EnergySouth’s stockholders vote to approve the transaction.
     J.P. Morgan Securities Inc. and Berenson & Company served as financial advisors to EnergySouth.
     Sempra Energy’s management will discuss the EnergySouth acquisition in greater detail at Sempra Energy’s upcoming second-quarter earnings conference call Aug. 7.
     EnergySouth, Inc. is a holding company for a group of energy-related subsidiaries operating in the midstream services and distribution segments of the natural gas industry.
-more-

Sempra Energy Agrees to Acquire EnergySouth, Inc..../Page 4
     EnergySouth Midstream and Mobile Gas Service Corporation are the company’s principal businesses.
     EnergySouth Midstream is based in Houston, Texas. The company offers natural gas storage, pipeline transportation, and other midstream services. EnergySouth Midstream companies include: Bay Gas Storage Company and Mississippi Hub, natural gas storage companies located in south Alabama and south Mississippi; Southern Gas Transmission, which is involved in the intrastate transportation of natural gas in Alabama, and EnergySouth Services, a company that creates value for wholesale natural gas customers by delivering physical natural gas products and risk-management services.
     Mobile Gas Service Corporation, EnergySouth’s natural gas distribution company, purchases, sells, and transports natural gas through pipeline networks to homes, businesses, and industry in Mobile, Ala. and surrounding areas.
     Sempra Pipelines & Storage operates Liberty Gas Storage, an underground natural gas storage facility in Calcasieu Parish, La., slated to begin storage operations later this summer. At full capacity, Liberty Gas is expected to provide 17 Bcf of natural gas storage.  There also are plans to increase the total Liberty Gas capacity to 34 Bcf of high- cycle, salt-dome storage.
     Sempra Pipelines & Storage develops, builds and operates natural gas pipelines and storage facilities in Latin America and the United States. The company and its affiliates operate and/or own more than 1,200 miles of pipelines and are developing an additional 800 miles to help meet North America’s growing demand for energy. It also manages natural gas and electricity distribution in Argentina, Chile, Mexico and Peru.
     Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2007 revenues of more than $11 billion. The Sempra Energy companies’ 13,500 employees serve more than 29 million consumers worldwide.
-more-

Sempra Energy Agrees to Acquire EnergySouth, Inc..../Page 5
This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” ”could,” “should,” or similar expressions, or discussions of strategies or plans.  Forward looking statements also may include statements regarding the benefits of the transaction, including accretion to reported earnings that may be realized from the transaction and the expected timing for completing the transaction. Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements. These risks include, but are not limited to, the risk that the stockholders of EnergySouth do not vote to approve the transaction, the risk that the transaction is not consummated or not consummated within the expected timeframe, and the risk that the expected benefits of the transaction are not realized. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board, U.K. Financial Services Authority and other environmental and regulatory bodies in the United States and other countries; capital market conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy and EnergySouth file with the Securities and Exchange Commission. These reports are available through the EDGAR system without charge at the SEC’s Web site, www.sec.gov and on each company’s Web site, at www.sempra.com or www.energysouth.com.
Additional Information and Where to Find It
In connection with the proposed transaction, EnergySouth plans to file with SEC and mail to its stockholders a proxy statement that will contain information about EnergySouth, the proposed transaction and related matters. The information in this press release is not a substitute for the proxy statement, and STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement and a proxy card from EnergySouth by mail, stockholders will also be able to obtain the proxy statement, as well as other filings containing information about EnergySouth, without charge, from the SEC’s website (http://www.sec.gov). EnergySouth’s stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from EnergySouth. Such documents are not currently available.
EnergySouth and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from EnergySouth’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of EnergySouth and their respective interests in EnergySouth by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on December 17, 2007. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.
Sempra Pipelines & Storage is not the same company as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Pipelines & Storage is not regulated by the California Public Utilities Commission.
# # #